UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007 (June 26, 2007)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On June 12, 2007, Alnylam Pharmaceuticals, Inc. (the “Company”) notified the Nasdaq Stock Market that in September 2006, the Company had granted to Paul Schimmel, a member of the audit committee of the Company’s Board of Directors, an option to purchase 5,000 shares of common stock in consideration for his service on the Company’s scientific advisory board. The Company also notified Nasdaq that, on June 11, 2007, before any shares vested, the Company terminated the stock option with Dr. Schimmel’s consent.
Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits, among other things, the receipt by an audit committee member of any consulting, advisory or other compensatory fees from the Company, other than in such member’s capacity as a member of the Company’s audit committee, board of directors or other board committees. To continue to be eligible for listing of its securities on the Nasdaq Global Market, the Company is required, under Marketplace Rule 4350(d)(2)(A), to have an audit committee consisting of at least three directors, all of whom are independent under Nasdaq Marketplace Rule 4200 and the more stringent independence tests of Rule 10A-3 under the Exchange Act.
On June 26, 2007, Nasdaq notified the Company that, as a result of the stock option grant to Dr. Schimmel, it had been out of compliance with Nasdaq Marketplace Rule 4350(d)(2), but that, by cancelling the stock option once it became aware of the issue, it had regained compliance. Nasdaq did not require the Company to make any changes to the composition of the audit committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 29, 2007	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President, Finance